                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (the "Agreement") is made and
entered into as of [      ] by and among WESTFIELD BANK, a savings bank
organized and operating under the laws of the Commonwealth of Massachusetts and having an office at 141 Elm Street, Westfield, Massachusetts 01085 (the "Bank"), WESTFIELD FINANCIAL INC., a business corporation organized and existing under the laws of the Commonwealth of Massachusetts and having an office at 141 Elm Street, Westfield, Massachusetts 01085 (the "Company") and Victor J. Carra, an
individual residing at [      ] (the "Executive").

                             INTRODUCTORY STATEMENT

                  The Bank is undergoing a reorganization through which the Bank will become the wholly owned subsidiary of the Company, and the Company will sell its outstanding common stock to the public and Westfield Mutual Holding Company in an initial public offering (the "Reorganization"). The Executive has served the Bank in an executive capacity for many years and is familiar with the Bank's operations.

                  The Board of Directors of the Bank and the Board of Directors of the Company have concluded that it is in the best interests of the Bank, the Company and their prospective shareholders to secure a continuity in management following the Reorganization. They also consider it desirable to establish a working environment for the Executive which minimizes the personal distractions that might result from possible business combinations in which the Company or the Bank might be involved. For these reasons, the Board of Directors of the Bank and the Board of Directors of the Company have decided to offer to enter into a contract with the Executive for his future services. The Executive has accepted this offer.

                  The terms and conditions which the Bank, the Company and the Executive have agreed to are as follows.

                                    AGREEMENT

                  Section 1.        Employment.
                                    ----------

                  The Company and the Bank hereby continue to employ the Executive, and the Executive hereby accepts such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

                  Section 2.        Employment Period; Remaining Unexpired
                                    --------------------------------------
                                    Employment Period.
                                    -----------------

                  (a) The Company and the Bank shall employ the Executive during
an initial period of three (3) years beginning on [       ] (the "Employment
Commencement Date") and ending on the day before the third (3rd) anniversary of the Employment Commencement Date, and during the period of any additional extensions described in section 2(b) (the "Employment Period").

                           (b) The Employment Period shall be subject to
                  extension in the following manner:

                           (i) For purposes of determining the rights and
                  obligations of the Executive and the Company with respect to each other, on the day after the Employment Commencement Date and on each day thereafter, the Employment Period shall be extended by one day, such that on any date the Employment Period will expire on the day before the third (3rd) anniversary of such date. These extensions shall continue in perpetuity until discontinued by: (i) notice to the Executive given by the Company that it has elected to discontinue the extensions; (ii) notice by the Executive to the Company that he has elected to discontinue the extensions; or (iii) termination of the Executive's employment with the Company, whether by resignation, discharge or otherwise. On the date on which such a notice is deemed given, or on the effective date of a termination of the Executive's employment with the Company, the Employment Period shall be converted to a fixed period of three (3) years ending on the day before the third
                  (3rd) anniversary of such date.

                           (ii) For purposes of determining the rights and
                  obligations of the Executive and the Bank with respect to each other, the Board of Directors of the Bank shall conduct an annual review of the Executive's performance on or about each anniversary of the Employment Commencement Date (each, an "Anniversary Date") and may, on the basis of such review and by written notice to the Executive, offer to extend the Employment Period through the day before the third (3rd) anniversary of the relevant Anniversary Date. In such event, the Employment Period shall be deemed extended in the absence of objection from the Executive by written notice to Bank given within ten (10) business days after his receipt of the Bank's offer of extension.

                  (c) Except as otherwise expressly provided in this Agreement, any reference in this Agreement to the term "Remaining Unexpired Employment Period" as of any date shall mean (i) for purposes of determining the rights and obligations of the Company and the Executive to each other, the period beginning on such date and ending on the day before the third (3rd) anniversary of the earliest of the date in question, any earlier date on which the Executive or the Company is deemed to have given a notice to discontinue extensions of the Employment Period, and any earlier date on which the Executive's employment with the Company was terminated; and (ii) for purposes of determining the rights and obligations of the Bank and the Executive to each other, the period beginning on such date and ending on the day before the third (3rd) anniversary of the Employment Commencement Date or, if later, on the day before the third (3rd) anniversary of the last Anniversary Date as of which the Employment Period was extended pursuant to section 2(b)(ii).

                  (d) Nothing in this Agreement shall be deemed to prohibit the Company or the Bank from terminating the Executive's employment before the end of the Employment Period with or without notice for any reason. This Agreement shall determine the relative rights and obligations of the Bank, the Company and the Executive in the event of any such termination. In addition, nothing in this Agreement shall require the termination of the Executive's employment at the expiration of the Employment Period. Any continuation of the Executive's employment beyond the expiration of the Employment Period shall be on an "at-will" basis unless the Bank, the Company and the Executive agree otherwise.

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                  Section 3.        Duties.
                                    ------

                  The Executive shall serve as Executive Vice President of the Company and as Executive Vice President of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under their respective By-Laws and as are customarily associated with such positions. Subject to section 7 of this Agreement, the Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and the Company and shall use his best efforts to advance their respective best interests.

                  Section 4.        Cash Compensation.
                                    -----------------

                  In consideration for the services to be rendered by the Executive hereunder, the Bank and the Company shall pay to him a salary at an initial annual rate of ONE HUNDRED FORTY-TWO THOUSAND, ONE HUNDRED SIXTEEN DOLLARS ($142,116.00), payable in approximately equal installments in accordance with their respective customary payroll practices for senior officers. The Bank's and the Company's respective Boards of Directors shall review the Executive's annual rate of salary at such times during the Employment Period as they deem appropriate, but not less frequently than once every twelve (12) months, and may, in their discretion, approve a salary increase. In addition to salary, the Executive may receive other cash compensation from the Company or the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Boards of Directors of the Bank and the Company may determine. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

                  Section 5.        Employee Benefit Plans and Programs.
                                    -----------------------------------

                  During the Employment Period, the Executive shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company and the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and the Bank's customary practices.

                  Section 6.        Indemnification and Insurance.
                                    -----------------------------

                  (a) During the Employment Period and for a period of six years thereafter, the Company and the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by them to insure their directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Bank or service in other capacities at their request. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Bank.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six years thereafter, the Company and the Bank shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company and the Bank or any subsidiary or affiliate thereof.

                  Section 7.        Outside Activities.
                                    ------------------

                  The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Boards of Directors of the Company and the Bank (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company or the Bank and generally applicable to all similarly situated executives.

                  Section 8.        Working Facilities and Expenses.
                                    -------------------------------

                  The Executive's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location as the Bank, the Company and the Executive may mutually agree upon. The Bank and the Company shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his positions with the Company and the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall provide to the Executive for his exclusive use an automobile owned or leased by the Company and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Bank or the Company shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive, the Company and the Bank shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the payer of an itemized account of such expenses in such form as the payer may reasonably require.

                  Section 9.        Termination Due to Death.
                                    ------------------------

                  The Executive's employment with the Bank and the Company shall terminate, automatically and without any further action on the part of any party to this Agreement, on the date of the Executive's death. In such event:

                           (a) The Bank and the Company shall pay to the
                  Executive's estate his earned but unpaid compensation (including, without limitation, salary and all other items which constitute wages under applicable law) as of the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the date of the Executive's termination of employment.

                           (b) The Company and the Bank shall provide the
                  benefits, if any, due to the Executive's estate, surviving dependents or his designated beneficiaries under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Company and the Bank. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.

The payments and benefits described in sections 9(a) and (b) shall be referred to in this Agreement as the "Standard Termination Entitlements."

                  Section 10.       Termination Due to Disability.
                                    -----------------------------

                  The Bank and the Company may terminate the Executive's employment upon a determination, by separate votes of a majority of the members of the Boards of Directors of the Company and the Bank, acting in reliance on the written advice of a medical professional acceptable to them, that the Executive is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Executive from performing his assigned duties on a substantially full-time basis for a period of at least one hundred and eighty (180) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Executive from performing his assigned duties on a substantially full-time basis for a period of at least one hundred and eighty (180) days during the period of one (1) year beginning with the date of the determination. In such event:

                           (a) The Bank and the Company shall pay and deliver to
                  the Executive (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

                           (b) In addition to the Standard Termination
                  Entitlements, the Bank and the Company shall continue to pay the Executive his base salary, at the annual rate in effect for him immediately prior to the termination of his employment, during a period ending on the earliest of: (i) the expiration of one hundred and eighty (180) days after the date of termination of his employment; (ii) the date on which long-term disability insurance benefits are first payable to him under any long-term disability insurance plan covering employees of the Bank or the Company (the "LTD Eligibility Date"); (iii) the date of his death; and (iv) the expiration of the Remaining Unexpired Employment Period (the "Initial Continuation Period"). If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of his death, the Company and the Bank shall continue to pay the Executive his base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for him immediately prior to the termination of his employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of his death and the expiration of the Remaining Unexpired Employment Period.

A termination of employment due to disability under this section 10 shall be effected by joint notice of termination given to the Executive by the Company and the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Executive.

                  Section 11.       Discharge with Cause.
                                    --------------------

                  (a) The Bank and the Company may terminate the Executive's employment during the Employment Period, and such termination shall be deemed to have occurred with "Cause", only if:

                           (i) the Board of Directors of the Bank and the Board
                  of Directors of the Company, by separate majority votes of their entire membership, determine that the Executive (A) has willfully and intentionally failed to perform his assigned duties under this Agreement in any material respect (including, for these purposes, the Executive's inability to perform such duties as a result of drug or alcohol dependency); (B) has willfully and intentionally engaged in dishonest or illegal conduct in connection with his performance of services for the Company or the Bank or has been convicted of a felony; (C) has willfully violated, in any material respect, any law, rule, regulation, written agreement or final cease-and-desist order with respect to his performance of services for the Company or the Bank; or (D) has willfully and intentionally breached the material terms of this Agreement in any material respect; and

                           (ii) at least forty-five (45) days prior to the votes
                  contemplated by section 11(a)(i), the Bank and the Company have provided the Executive with notice of their intent to discharge the Executive for Cause, detailing with particularity the facts and circumstances which are alleged to constitute Cause (the "Notice of Intent to Discharge"); and

                           (iii) after the giving of the Notice of Intent to
                  Discharge and before the taking of the votes contemplated by section 11(a)(i), the Executive (together with his legal counsel, if he so desires) is afforded a reasonable opportunity to make both written and oral presentations before the Boards of Directors of the Company and the Bank for the purpose of refuting the alleged grounds for Cause for his discharge; and

                           (iv) after the votes contemplated by section
                  11(a)(i), the Company and the Bank have furnished to the Executive a notice of termination which shall specify the effective date of his termination of employment (which shall in no event be earlier than the date on which such notice is deemed given) and include a copy of a resolution or resolutions adopted by the Board of Directors of the Bank and the Board of Directors of the Company, certified by their corporate secretaries and signed by each member of their respective Board of Directors voting in favor of adoption of the resolution(s), authorizing the termination of the Executive's employment with Cause and stating with particularity the facts and circumstances found to constitute Cause for his discharge (the "Final Discharge Notice").

For purposes of this section 11, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company and the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board and the Bank Board or based upon the written advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and the Bank.

                  (b) If the Executive is discharged during the Employment Period with Cause, the Company and the Bank shall pay and provide to him (or, in the event of his death, to his estate, his surviving beneficiaries and his dependents) the Standard Termination Entitlements only. Following the giving of a Notice of Intent to Discharge, the Bank and the Company may temporarily suspend the Executive's duties and authority and, in such event, may also suspend the payment of salary and other cash compensation, but not the Executive's participation in retirement, insurance and other employee benefit plans. If the Executive is not discharged, or is discharged without Cause, within forty-five (45) days after the giving of a Notice of Intent to Discharge, payments of salary and cash compensation shall resume, and all payments withheld during the period of suspension shall be promptly restored. If the Executive is discharged with Cause not later than forty-five (45) days after the giving of the Notice of Intent to Discharge, all payments withheld during the period of suspension shall be deemed forfeited and shall not be included in the Standard Termination Entitlements. If a Final Discharge Notice is given later than forty-five (45) days, but sooner than ninety (90) days, after the giving of the Notice of Intent to Discharge, all payments made to the Executive during the period beginning with the giving of the Notice of Intent to Discharge and ending with the Executive's discharge with Cause shall be retained by the Executive and shall not be applied to offset the Standard Termination Entitlements. If the Bank and the Company do not give a Final Discharge Notice to the Executive within ninety (90) days after giving a Notice of Intent to Discharge, the Notice of Intent to Discharge shall be deemed withdrawn and any future action to discharge the Executive with Cause shall require the giving of a new Notice of Intent to Discharge.

                  Section 12.       Discharge without Cause.
                                    -----------------------

                  The Bank and the Company may discharge the Executive at any time during the Employment Period and, unless such discharge constitutes a discharge with Cause:

                  (a) The Bank and the Company shall pay and deliver to the Executive (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

                  (b) In addition to the Standard Termination Entitlements:

                           (i) During the Remaining Unexpired Employment Period,
                  the Bank and the Company shall provide for the Executive and his dependents continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Executive's termination. The coverage provided under this section 12(b)(i) may, at the election of the Bank and the Company, be secondary to the coverage provided as part of the Standard Termination Entitlements and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 12(b)(i).

                           (ii) The Bank and the Company shall make a lump sum
                  payment to the Executive (or, in the event of his death before payment, to his estate), in an amount equal to the estimated present value of the salary that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Salary Severance Payment"). The Salary Severance Payment shall be computed using the following formula:

                           SSP=[sigma] (n)  [              (BS/PR)            ]
                                       (1)   ---------------------------------
                                                      [1 + (I / PR)](n)


                  where "SSP" is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "BS" is the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination; "PR" is the number of payroll periods that occur during a year under the Company's and the Bank's normal payroll practices; "I" equals the applicable federal short term rate established under section 1274 of the Internal Revenue Code of 1986

                  (the "Code") for the month in which the Executive's termination of employment occurs (the "Short Term AFR") and "n" equals the product of the Remaining Unexpired Employment Period at the Executive's termination of employment (expressed in years and fractions of years) multiplied by the number of payroll periods that occur during a year under the Company's and the Bank's normal payroll practices. The Salary Severance Payment shall be made within five (5) business days after the Executive's termination of employment and shall be in lieu of any claim to a continuation of base salary which the Executive might otherwise have and in lieu of cash severance benefits under any severance benefits program which may be in effect for officers or employees of the Bank or the Company.

                           (iii) The Bank and the Company shall make a lump sum
                  payment to the Executive (or, in the event of his death before payment, to his estate), in an amount equal to the estimated present value of the annual bonuses that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Bonus Severance Payment"). The Bonus Severance Payment shall be computed using the following formula:

                             BSP = SSP x (ABP / ASP)

                  where "BSP" is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "ABP" is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Executive's termination of employment; and "ASP" is the aggregate base salary actually paid to the Executive during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be made within five (5) business days after the Executive's termination of employment and shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank or the Company which the Executive might otherwise have.


                           (iv) The Bank and the Company shall make a lump sum
                  payment to the Executive (or, in the event of his death before payment, to his estate), in an amount equal to the estimated present value of the long-term incentive bonuses that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period (the "Incentive Severance Payment"). The Incentive Severance Payment shall be computed using the following formula:

                     ISP = (SSP / RUP) x (ALTIP / ALTSP) x
                                       Y

                  where "ISP" is the amount of the Incentive Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "ALTIP" is the aggregate of the most recently paid or declared (whether or not paid) long-term incentive compensation payments (but not more than three (3) such payments) for performance periods that end on or before the Executive's termination of employment; "ALTSP" is the aggregate base salary actually paid to the Executive during the performance periods covered by the payments included in "ALTIP" and excluding base salary paid for any period for which no long-term incentive compensation payment was declared or paid; "RUP" is the Remaining Unexpired Employment Period, expressed in years and fractions of years; and "Y" is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period plus the number of years and fraction of years that have elapsed since the end of the last performance period for which a long-term incentive payment has been declared and paid. In the event that the Executive's employment terminates prior to the payment date under the long-term incentive compensation plan to be established in accordance with Section 5, then for purposes of computing the Incentive Severance Payment, the "ALTIP" shall be deemed to be the average of the target and maximum award level under such plan and the "ALTSP" shall be deemed to be the Executive's annual base salary as in effect on the Executive's termination of employment. The Incentive Severance Payment shall be made within five (5) business days after the Executive's termination of employment and shall be in lieu of any claim to a continuation of participation in cash long-term incentive compensation plans of the Bank or the Company which the Executive might otherwise have.

                           (v) The Company and the Bank shall pay to the
                  Executive (or in the event of his death before payment, to his estate), a lump sum payment in an amount equal to the excess (if any) of: (A) the present value of the aggregate benefits to which he would be entitled under any and all tax-qualified and non-tax-qualified defined benefit plans maintained by, or covering employees of, the Company or the Bank (the "Pension Plans") if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period; over
                  (B) the present value of the benefits to which the Executive and his spouse and/or designated beneficiaries are actually entitled under such plans (the "Pension
                  Severance Payment"). The Pension Severance Payment shall be computed according to the following formula:

                                 PSP = PPB - APB

                  where "PSP" is the amount of the Pension Severance Payment (before deductions for applicable federal, state and local withholding taxes); "APB" is the aggregate lump sum present value of the actual vested pension benefits payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis of the Executive's life expectancy at the earliest date on which payments under the Pension Plans could begin, determined by reference to Table VI of section 1.72-9 of the Income Tax Regulations (the "Assumed Life Expectancy"), and on the basis of an interest rate assumption equal to the average bond-equivalent yield on United States Treasury Securities with a Constant Maturity of 30 Years for the month prior to the month in which the Executive's termination of employment occurs (the "30-Year Treasury Rate"); and "PPB" is the lump sum present value of the pension benefits (whether or not vested) that would be payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis that the Executive's actual age at termination of employment is his attained age as of his last birthday that would occur during the Remaining Unexpired Employment Period, that his service for benefit accrual purposes under the Pension Plans is equal to the aggregate of his actual service plus the Remaining Unexpired Employment Period, that his average compensation figure used in determining his accrued benefit is equal to the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination, that the Executive's life expectancy at the earliest date on which payments under the Pension Plans could begin is the Assumed Life Expectancy and that the interest rate assumption used is equal to the 30-Year Treasury Rate. The Pension Severance Payment shall be made within five (5) business days after the Executive's termination of employment and shall be in lieu of any claim to any actual increase in his accrued benefit in the Pension Plans in respect of the Remaining Unexpired Employment Period.


                           (vi) The Company and the Bank shall pay to the
                  Executive (or in the event of his death, to his estate) a lump sum payment in an amount equal to the present value of the additional employer contributions that would have been credited directly to his account(s) under any and all tax-qualified and non-tax-qualified defined contribution plans maintained by, or covering employees of, the Bank and the Company (the "Non-ESOP DC Plans"), plus the fair market value of the additional shares of employer securities or other property that would have been allocated to his account as a result of employer contributions or dividends under any tax-qualified leveraged employee stock ownership plan and any related non-tax-qualified supplemental plan maintained by, or covering employees of, the Bank and the Company (the "ESOP Plans") if he had continued in employment during the Remaining Unexpired Employment Period (the "Defined Contribution Severance Payment"). The Defined Contribution Severance Payment shall be computed according to the following formula:

                      DCSP = [SSP x (EC / BS)] + [(STK + PROP) x Y]

                  where: "DCSP" is the amount of the Defined Contribution Severance Payment (before deductions for applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment (before deductions for applicable federal, state and local withholding taxes); "EC" is the amount of employer contributions actually credited to the Executive's accounts under the Non-ESOP Plans for the last plan year to end before his termination of employment; "BS" is the Executive's compensation taken into account in computing EC; "Y" is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period and the number of years and fractions of years that have elapsed between the end of plan year for which EC was computed and the date of the Executive's termination of employment; "STK" is the fair market value (determined on the basis of the mid-point of the highest and lowest reported sales price for a share of stock of the same class during the 30-day period ending on the day of the Executive's termination of employment (the "Fair Market Value of a Share")) of the employer securities actually allocated to the Executive's accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before his termination of employment; and "PROP" is the fair market value (determined as of the day before the Executive's termination of employment using the same valuation methodology used to value the assets of the ESOP Plans) of the property other than employer securities actually allocated to the Executive's accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before his termination of employment.


                           (vii) At the election of the Company made within 30
                  days following the Executive's termination of employment, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company or the Bank, a lump sum payment in an amount equal to the product of:

                                    (A) the excess of (I) the Fair Market Value
                           of a Share, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                                    (B) the number of shares with respect to
                           which options or appreciation rights are being surrendered.

                  For the purpose of computing this payment, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company or the Bank, even if he is not vested under such plan or program.

                           (viii) At the election of the Company made within 30
                  days following the Executive's termination of employment, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Company or the Bank, the Company and the Bank shall make a lump sum payment in an amount equal to the product of:

                                    (A)     the Fair Market Value of a Share
                                            granted under such plan; multiplied
                                            by

                                    (B)     the number of shares which are being
                                            surrendered.

                  For purposes of computing this payment, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company or the Bank, even if he is not vested under such plan.

                           (ix) Within the 60-day period following Executive's
                  termination of employment, Executive shall have the right to purchase, in cash, the automobile provided to Executive by the Company or the Bank for use during Executive's employment at a price equal to the trade-in value of such automobile as reported in the most recently published version of the Kelley Blue Book or such similar publication as mutually agreed to by Executive and the Bank or Company. In the event that the automobile used by Executive is leased by the Company or the Bank and Executive elects to purchase the automobile under this provision, the Bank or the Company shall arrange to purchase the automobile from the lessor for immediate resale to Executive at a like price.

The payments and benefits described in section 12(b) are referred to in this Agreement as the "Additional Termination Entitlements".

                  Section 13.       Resignation.
                                    -----------

                  (a) The Executive may resign from his employment with the Bank and the Company at any time. A resignation under this section 13 shall be effected by notice of resignation given by the Executive to the Company and the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given by the Executive; provided, however, that in the case of resignation other than for Good Reason (as defined below) the effective date shall be no earlier than six months after the giving of the notice of termination, unless, at the Executive's request, the Bank and the Company agree to an earlier date, which agreement shall not be unreasonably withheld. The Executive's resignation of any of the positions within the Bank or the Company to which he has been assigned shall be deemed a resignation from all such positions.

                  (b) The Executive's resignation shall be deemed to be for "Good Reason" if the effective date of resignation occurs within ninety (90) days after any of the following:

                  (i) the failure of the Company or the Bank (whether by act or omission of their respective Boards of Directors, or otherwise) to appoint or re-appoint or elect or re-elect the Executive to the position(s) with the Company and the Bank, specified in section 3 of this Agreement or to a more senior office;

                  (ii) if the Executive is or becomes a member of the Board of Directors of the Company or the Bank, the failure of their respective shareholders (whether in an election in which the Executive stands as a nominee or in an election where the Executive is not a nominee) to elect or re-elect the Executive to membership at the expiration of his term of membership, unless such failure is a result of the Executive's refusal to stand for election;

                  (iii) a material failure by the Company or the Bank, whether by amendment of their respective certificates of incorporation or organization, by-laws, action of their respective Boards of Directors or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement; provided that the Executive shall have given notice of such failure to the Company and the Bank, and the Company or the Bank have not fully cured such failure within thirty (30) days after such notice is deemed given;

                  (iv) any reduction of the Executive's rate of base salary in effect from time to time, whether or not material, or any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Executive's compensation as and when due;


                  (v) any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; provided that the Executive shall have given notice of such material adverse effect to the Company and the Bank, and the Company or the Bank has not fully cured such failure within thirty (30) days after such notice is deemed given;

                  (vi) any material breach by the Company or the Bank of any material term, condition or covenant contained in this Agreement; provided that the Executive shall have given notice of such material adverse effect to the Company and the Bank, and the Company or the Bank have not fully cured such failure within thirty (30) days after such notice is deemed given; or

                  (vii) a change in the Executive's principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank's principal executive office to a location that is both more than twenty-five (25) miles away from the Executive's principal residence and more than twenty-five (25) miles away from the location of the Bank's principal executive office on the date of this Agreement.

In all other cases, a resignation by the Executive shall be deemed to be without Good Reason.

                  (c) In the event of the Executive's resignation before the expiration of the Employment Period, the Company and the Bank shall pay and deliver the Standard Termination Entitlements. In addition, if the Executive's resignation is deemed to be a resignation with Good Reason, the Company and the Bank shall also pay and deliver the Additional Termination Entitlements.

                  Section 14.       Terms and Conditions of the Additional
                                    --------------------------------------
                                    Termination Entitlements.
                                    ------------------------

                  The Company, the Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any termination of employment are not capable of accurate measurement as of the date first above written and that the Additional Termination Entitlements constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company, the Bank and the Executive further agree that the Company and the Bank may condition the payment and delivery of the Additional Termination Entitlements on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them.


                  Section 15.       Termination Upon or Following a Change of
                                    -----------------------------------------
                                    Control.
                                    -------

                  (a) A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

                  (i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                           (B) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

                  (iii)    a complete liquidation or dissolution of the Company;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

                           (A) individuals  who were members of the Board of
                  Directors of the Company on the date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of Directors of the Company after the date of this Agreement either:

                                    (1) upon election to serve as a member of
                           the Board of Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or


                                    (2) upon election by the shareholders of the
                           Board of Directors of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

                  provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; or

                  (v) any event which would be described in section 15(a)(i),
         (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 15(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) For purposes of this Agreement, a "Pending Change of Control" shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control.

                  (c) Notwithstanding anything in this Agreement to the contrary, if the Executive's employment with the Bank and the Company terminates due to death or disability within one (1) year after the occurrence of a Pending Change of Control and if a Change of Control occurs within two (2) years after such termination of employment, he (or in the event of his death, his estate) shall be entitled to receive the Standard Termination Entitlements and the Additional Termination Entitlements that would have been payable if a Change of Control had occurred on the date of his termination of employment and he had resigned with Good Reason immediately thereafter; provided, that payment shall be deferred without interest until, and shall be payable immediately upon, the actual occurrence of a Change of Control.

                 (d) Notwithstanding anything in this Agreement to the contrary:
(i) in the event of the Executive's resignation within sixty (60) days after the occurrence of a Change of Control, he shall be entitled to receive the Standard Termination Entitlements and Additional Termination Entitlements that would be payable if his resignation were a resignation for Good Reason, without regard to the actual circumstances of his resignation; and (ii) for a period of one (1) year after the occurrence of a Change of Control, no discharge of the Executive shall be deemed a discharge with Cause unless the votes contemplated by section 11(a) of this Agreement are supported by at least two-thirds of the members of the Board of Directors of the Company and the Bank at the time the vote is taken who were also members of the Board of Directors of the Company and the Bank immediately prior to the Change of Control.

                  (e) Notwithstanding anything in this Agreement to the contrary, for purposes of computing the Additional Termination Entitlements due upon a termination of employment that occurs, or is deemed to have occurred, after a Change of Control, the Remaining Unexpired Employment Period shall be deemed to be three (3) full years.

                  Section 16.       Other Termination.
                                    -----------------

                  Upon the expiration of this Agreement other than on account of the Executive's refusing to accept an extension offered by the Company and the Bank or the Executive's giving of a notice of non-extension, unless the Company and the Bank shall offer to the Executive continued service either: (i) in the same position in effect immediately prior to the expiration of this Agreement with cash compensation and pension and welfare benefits no less favorable than those in effect immediately prior to the expiration of this Agreement; or (ii) in another position acceptable to the Executive and upon mutually and reasonably agreeable terms, the Executive shall be entitled to receive for a period of twelve (12) months after the expiration of the Agreement (in this event, the "Severance Period") and continuation of base salary at the rate then in effect plus medical, dental, life-insurance and disability coverage; provided, that the Executive's continued participation is permissible or otherwise practicable under the general terms and provisions of such plans. To the extent that continued participation is neither permissible nor practicable, the Company and the Bank shall take such actions as may be necessary to provide the Executive with substantially comparable benefits (without additional cost to the Executive) outside the scope of such plans. If the Executive engages in regular employment after his termination of employment (whether as an executive or as a self-employed person), any employee welfare benefits received by the Executive during the Severance Period in consideration of such employment which are similar in nature to the employee welfare benefits provided by the Company and the Bank will relieve the Company and the Bank of their obligations under this section 16 to provide comparable benefits to the extent of the benefits so received. This section 16 shall have no application if, prior to the expiration of this Agreement, the Executive's employment has terminated in a termination to which section 9, 10, 11, 12, 13 or 15 applies or if, after the expiration of this Agreement, the Executive's employment is terminated with Cause.

                  Section 17.       Tax Indemnification.
                                    -------------------

                  (a) If the Executive's employment terminates under circumstances entitling him (or in the event of his death, his estate) to the Additional Termination Entitlements, the Company shall pay to the Executive (or in the event of his death, his estate) an additional amount intended to indemnify him against the financial effects of the excise tax imposed on excess parachute payments under section 280G of the Code (the "Tax Indemnity Payment"). The Tax Indemnity Payment shall be determined under the following formula:


                  X  =                          E x P
                          --------------------------------------------------
                                1 - [(FI x (1 - SLI)) + SLI + E + M]


                  where


                  E  =    the percentage rate at which an excise tax is
                          assessed under section 4999 of the Code;

                  P    =   the amount with respect to which such excise tax is
                           assessed, determined without regard to this section
                           16;

                  FI   =   the  highest  marginal  rate of  income  tax
                           applicable to the Executive under the Code for the taxable year in question;

                  SLI  =   the sum of the highest marginal rates of income tax
                           applicable to the Executive under all applicable state and local laws for the taxable year in question; and

                  M    =   the highest marginal rate of Medicare tax
                           applicable to the Executive under the Code for the taxable year in question.

Such computation shall be made at the expense of the Company by an attorney or a firm of independent certified public accountants selected by the Executive and reasonably satisfactory to the Company (the "Tax Advisor") and shall be based on the following assumptions: (i) that a change in ownership, a change in effective ownership or control, or a change in the ownership of a substantial portion of the assets, of the Bank or the Company has occurred within the meaning of section 280G of the Code (a "280G Change of Control"); (ii) that all direct or indirect payments made to or benefits conferred upon the Executive on account of his termination of employment are "parachute payments" within the meaning of section 280G of the Code; and (iii) that no portion of such payments is reasonable compensation for services rendered prior to the Executive's termination of employment.

                  (b) With respect to any payment that is presumed to be a parachute payment for purposes of section 280G of the Code, the Tax Indemnity Payment shall be made to the Executive on the earlier of the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax or the date the tax is required to be paid by the Executive, unless, prior to such date, the Company delivers to the Executive the written opinion, in form and substance reasonably satisfactory to the Executive, of the Tax Advisor or of an attorney or firm of independent certified public accountants selected by the Company and reasonably satisfactory to the Executive, to the effect that the Executive has a reasonable basis on which to conclude that (i) no 280G Change in Control has occurred, or (ii) all or part of the payment or benefit in question is not a parachute payment for purposes of section 280G of the Code, or (iii) all or a part of such payment or benefit constitutes reasonable compensation for services rendered prior to the 280G Change of Control, or (iv) for some other reason which shall be set forth in detail in such letter, no excise tax is due under section 4999 of the Code with respect to such payment or benefit (the "Opinion Letter"). If the Company delivers an Opinion Letter, the Tax Advisor shall recompute, and the Company shall make, the Tax Indemnity Payment in reliance on the information contained in the Opinion Letter.

                  (c) In the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount with respect to which the Tax Indemnity Payment is made, the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 17(b), when increased by the amount of the payment made to the Executive under this section 17(c), or when reduced by the amount of the payment made to the Company under this section 17(c), equals the amount that should have properly been paid to the Executive under this section 17(c). The interest paid to the Company under this section 17(c) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. The payment made to the Executive shall include such amount of interest as is necessary to satisfy any interest assessment made by the Internal Revenue Service and an additional amount equal to any monetary penalties assessed by the Internal Revenue Service on account of an underpayment of the excise tax. To confirm that the proper amount, if any, was paid to the Executive under this section 17, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service. Nothing in this Agreement shall give the Company any right to control or otherwise participate in any action, suit or proceeding to which the Executive is a party as a result of positions taken on his federal income tax return with respect to his liability for excise taxes under section 4999 of the Code.

                  Section 18.       Covenant Not To Compete.
                                    -----------------------

                  The Executive hereby covenants and agrees that, in the event of his termination of employment with the Company prior to the expiration of the Employment Period, for a period of one year following the date of his termination of employment with the Company or the Bank, he shall not, without the written consent of the Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, any other entity engaged in the business of accepting deposits or making loans or any direct or indirect subsidiary or affiliate of any such entity, that entails working within the Commonwealth of Massachusetts or any other city or county in which the Company or the Bank maintains an office; provided, however, that this section 18 shall not apply if the Executive is entitled to the Additional Termination Entitlements.

                  Section 19.       Confidentiality.
                                    ---------------

                  Unless he obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 19 shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

                  Section 20.       Solicitation.
                                    ------------

                  The Executive hereby covenants and agrees that, for a period of one year following his termination of employment with the Company or the Bank, he shall not, without the written consent of the Company and the Bank, either directly or indirectly:

                  (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 18;

                  (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 18; that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any of their respective subsidiaries or affiliates to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 18;

                  (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company to terminate an existing business or commercial relationship with the Company.

                  Section 21.       No Effect on Employee Benefit Plans or
                                    --------------------------------------
                                    Programs.
                                    --------

                  The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company, by the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's or the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation
 or
benefits provided under any agreement, plan or program covering the Executive to which the Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

                  Section 22.       Successors and Assigns.
                                    ----------------------

                  This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations hereunder at least sixty
(60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

                  Section 23.       Notices.
                                    -------

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Executive:

                         -------------------

                         -------------------

                         -------------------


                  If to the Company or the Bank:

                           Westfield Financial, Inc.
                           141 Elm Street
                           Westfield, Massachusetts  01085

                           Attention: Chairman, Compensation Committee of the
                                      Board of Directors


                  Section 24.       Indemnification for Attorneys' Fees.
                                    -----------------------------------

                  (a) The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses, incurred by him in connection with or arising out of any action, suit or proceeding (including any tax controversy) in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's or the Bank's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

                  (b) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Unless it is determined that the Executive has acted frivolously or in bad faith, the Company shall pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of or in connection with his consultation with legal counsel or arising out of any action, suit, proceeding, tax controversy or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code. This section 23(b) shall apply whether such consultation, action, suit, proceeding or contest arises before, on, after or as a result of a Change of Control.

                  (c) The Company shall pay, or reimburse the Executive for, reasonable attorneys' fees and the disbursements of such attorneys incurred by the Executive in connection with the negotiation and execution of this Agreement.

                  Section 25.       Severability.
                                    ------------

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  Section 26.       Waiver.
                                    ------

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  Section 27.       Counterparts.
                                    ------------

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  Section 28.       Governing Law.
                                    -------------

                  Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

                  Section 29.       Headings and Construction.
                                    -------------------------

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  Section 30.       Entire Agreement; Modifications.
                                    -------------------------------

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  Section 31.       Non-duplication.
                                    ---------------

                  In the event that the Executive shall perform services for the Bank or any other direct or indirect subsidiary or affiliate of the Company or the Bank, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, the Bank and all of their respective direct or indirect subsidiaries and affiliates.

                  Section 32.       Relative Obligations of the Bank and the
                                    ----------------------------------------
                                    Company.
                                    -------


                  The Company shall, with respect to the Executive's services hereunder and the compensation therefor and with respect to any termination of the Executive's employment, have all of the obligations imposed on the Bank under this Agreement to the same extent as though the name of the Company were substituted for the name of the Bank herein and the Executive shall, with respect to the services hereunder and the compensation therefor and with respect to any termination of the Executive's employment, have all of the rights, privileges and duties relative to the Company as though the name of the Company were substituted for the name of the Bank herein. If the Executive performs services for both the Bank and the Company, any entitlement of the Executive to severance compensation and other termination benefits under this Agreement shall be determined on the basis of the aggregate compensation payable to the Executive by the Bank and the Company, and liability therefor shall be apportioned between the Bank and the Company in the same manner as compensation paid to the Executive for services to each of them; provided, however, that the Company shall be jointly and severally liable with the Bank for all obligations of the Bank under this Agreement; and provided, further, that in no event shall the Bank bear any liability for actions of, or obligations undertaken by, the Company under this Agreement. It is the intent and purpose of this section 32 that the Executive have the same legal and economic rights that he would have if all of his services were rendered to and all of his compensation were paid by the Company. This section 32 shall be construed and enforced to give effect to such intent and purpose.

                  Section 33.       Dispute Resolution.
                                    ------------------

                  (a) The Executive acknowledges and agrees that upon any breach by the Executive of his obligations under sections 18, 19, or 20 hereof, the Company and Bank will have no adequate remedy at law, and accordingly will be entitled, in addition to monetary damages, to specific performance and other appropriate injunctive and equitable relief.

                  (b) Excluding only requests for equitable relief by the Company or Bank under section 33(a) of this Agreement, in the event that there is any claim or dispute arising out of or relating to this Agreement, or the breach thereof, and the parties hereto shall not have resolved such claim or dispute within 60 days after written notice from one party to the other setting forth the nature of such claim or dispute, then such claim or dispute shall be settled exclusively by binding arbitration in Boston, Massachusetts in accordance with the Employment Arbitration Rules of the American Arbitration Association by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules. Notwithstanding the foregoing, if either the Company and Bank or the Executive shall request, such arbitration shall be conducted by a panel of three arbitrators, one selected by the Company and Bank, one selected by the Executive and the third selected by agreement of the first two, or, in the absence of such agreement, in accordance with such Rules. Judgment upon the award rendered by such arbitrator(s) shall be entered in any court having jurisdiction thereof upon the application of either party.

                  Section 34.       Survival.
                                    --------

                  Any provision of this Agreement which, by its terms, contemplates performance after the expiration of the Employment Period or other termination of this Agreement shall be deemed to survive the expiration of this Agreement.

                  Section 35.       Required Regulatory Provisions.
                                    ------------------------------

                  The following provisions are included for the purposes of complying with various banking laws and regulations applicable to your employment with the FSB:

                  (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 12(b) hereof exceed the three times the Executive's average annual compensation (within the meaning of OTS Regulatory Bulletin 27a or any successor thereto) for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years). The compensation payable to the Executive hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of section 280G of the Code).

                  (b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. (S)1828(k), and any regulations promulgated thereunder.

                  (c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. (S)1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may
(i) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

                  (d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. (S)1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

                  (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. (S)1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

                  (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OTS or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. (S)1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

                  IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

                                                              ------------------------------------------------------
                                                              EXECUTIVE
                                                              WESTFIELD BANK

Attest:

By                                                            By
  ------------------------------------------                    ----------------------------------------------------
    Name:                                                         Name:
    Title:                                                        Title:

[Seal]




                                                              WESTFIELD BANK

Attest:

By                                                            By
  ------------------------------------------                    ----------------------------------------------------
    Name:                                                         Name:
    Title:                                                        Title:

[Seal]